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                                                                  EXECUTION COPY



                          REGISTRATION RIGHTS AGREEMENT

                                  by and among

                               Jarden Corporation

                     The parties listed as guarantors hereto

                                       and

                     Trienda Corporation, X Properties, LLC

                                       AND

                            CIBC WORLD MARKETS CORP.
                         BANC OF AMERICA SECURITIES LLC
                                 AS UNDERWRITERS




                             DATED AS OF MAY 8, 2003



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                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made and entered into as of May 8, 2003, by and among Jarden Corporation, a Delaware corporation (the "Company"), the guarantors listed on Schedule I attached hereto (each a "Guarantor" and, collectively, the "Guarantors"), Trienda Corporation, X Properties, LLC and CIBC World Markets Corp. and Banc of America Securities LLC, (each an "Underwriter" and, collectively, the "Underwriters"), each of whom has agreed to purchase the Company's 9 3/4% Senior Subordinated Notes due 2012 (the "Notes") pursuant to the Underwriting Agreement (as defined below).

     This Agreement is made pursuant to the Underwriting Agreement, dated as of May 1, 2003 (the "Underwriting Agreement"), by and among the Company, the Guarantors and the Underwriters (i) for the benefit of each Underwriter and (ii) for the benefit of the holders from time to time of the Notes (including you and each other Underwriter). In order to induce the Underwriters to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Underwriters set forth in Section 5(i) of the Underwriting Agreement.

     The parties hereby agree as follows:

SECTION 1.    DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the following meanings:

          Additional Interest Payment Date: With respect to the Notes, each Interest Payment Date.

          Closing Date: The date of this Agreement.

          Commission: The Securities and Exchange Commission.

          Consummate: A Registered Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the registrar under the 2002 Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Notes that were tendered by Holders thereof pursuant to the Exchange Offer.

          Exchange Act: The Securities Exchange Act of 1934, as amended.

          Exchange Notes: The 9 3/4% Senior Subordinated Notes due 2012, (CUSIP No. [020040 AB 7]) issued under the 2002 Indenture, substantially similar to the Notes, to be issued to Holders in exchange for the Notes pursuant to this Agreement.

          Exchange Offer: The exchange by the Company under the Securities Act of the Exchange Notes pursuant to which the Company offers the Holders of all outstanding Notes the opportunity to exchange all such outstanding Notes held by such Holders for 2002 Notes in an aggregate principal amount equal to the aggregate principal amount of the Notes tendered in such exchange offer by such Holders.

          Exchange Offer Registration Statement: The registration statement of the Company relating to the offering of Exchange Notes pursuant to the Exchange Offer, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.
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          Existing Indenture: The indenture, dated as of January 29, 2003, between the Company and The Bank of New York, as trustee (the "Trustee").

          Holders: As defined in Section 2(b) hereof.

          Indemnified Holder: As defined in Section 7(a) hereof.

          2002 Indenture: The Indenture, dated as of April 24, 2002, among the Company, the Guarantors and The Bank of New York, as trustee (the "2002 Trustee"), pursuant to which the Company's $150.0 million of outstanding
     9 3/4% senior Subordinated Notes due 2012 were issued and pursuant to which the Exchange Notes are to be issued, as such 2002 Indenture is amended or supplemented from time to time in accordance with the terms thereof.

          Indenture: The Existing Indenture, as supplemented by the first supplemental indenture among the Company, the Guarantors and the Trustee dated as of May 8, 2003.

          Initial Placement: The issuance and sale by the Company of the Notes to the Underwriters pursuant to the Underwriting Agreement.

          Interest Payment Date: As defined in the Indenture and the Notes.

          NASD: National Association of Securities Dealers, Inc.

          Notes: The 9 3/4% Senior Subordinated Notes due 2012 issued under the Indenture.

          Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          Prospectus: The prospectus included in the Exchange Offer Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

          Record Holder: With respect to any Damages Payment Date relating to the Notes, each Person who is a Holder of Notes on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

          Registration Default: As defined in Section 4 hereof.

          Securities Act: The Securities Act of 1933, as amended.

          Trust Indenture Act: The Trust Indenture Act of 1939 (15 U.S.C.
     Section 77aaa 77bbbb) as in effect on the date of the Indenture.

SECTION 2.    SECURITIES SUBJECT TO THIS AGREEMENT

     (a) The Notes. The securities entitled to the benefits of this Agreement are the Notes.

     (b) Holders. A Person is deemed to be a holder Notes (each, a "Holder") whenever such Person owns Notes.

SECTION 3.    REGISTERED EXCHANGE OFFER

     (a) The Company and the Guarantors shall (i) cause to be filed with the Commission the Exchange Offer Registration Statement under the Securities Act enabling Holders of the Notes to exchange the Notes for

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registered notes issued under the 2002 Indenture, (ii) use commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective,
(B) if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and
(iv) upon effectiveness of such Exchange Offer Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Notes.

     (b) The Company and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 30 days after the date notice of the Exchange Offer is mailed to the Holders. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Notes or any notes that may be issued under the 2002 Indenture (and permitted thereunder to be so included) shall be included in the Exchange Offer Registration Statement. The Company shall use commercially reasonable efforts to consummate the Exchange Offer within 365 days after the date hereof, provided that if the Company or any Guarantor files any other registration statement or otherwise offers securities pursuant to any registration statement then the Company and the Guarantors shall be required to file the Exchange Offer Registration Statement contemporaneously therewith, except for such registration statement on form S-8 (or any successor form or registration statement) or any registration statement that may be required under the Registration Rights Agreement dated as of April 24, 2002 executed and delivered in connection with the issuance of the $150.0 million of notes issued under the 2002 Indenture and outstanding on the date hereof or except if such offering is an equity offering and the underwriter for such equity offering reasonably believes the filing of the Exchange Offer Registration Statement is reasonably likely to have an adverse effect on the equity offering.

SECTION 4.    LIQUIDATED DAMAGES

       If the Company and the Guarantors (i) fail to consummate the Exchange Offer within 365 days after the date hereof; or (ii) fail to file the Exchange Offer Registration Statement, as required by Section 3(b) above, (each such event referred to in clauses (i) and (ii), a "Registration Default"), then the Company and the Guarantors hereby jointly and severally agree to pay to each Holder of Notes affected thereby liquidated damages in an amount equal to $.05 per week per $1,000 in principal amount of Notes held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.50 per week per $1,000 in principal amount of Notes. Following the cure of all Registration Defaults relating to any particular Notes, liquidated damages payable with respect to the Notes as a result of such clause (i) or (ii) shall cease.

       All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Note at the time such security ceases to exist and is exchanged for an Exchange Note shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

       Notwithstanding anything herein to the contrary, the occurrence of a Registration Default under Section 4 hereof shall not constitute a default and/or breach of this Agreement and shall solely give rise to the right of the Holders of the Notes to receive Liquidated Damages.

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SECTION 5.    REGISTRATION PROCEDURES

       In connection with the Exchange Offer, the Company and the Guarantors shall comply with all of the following provisions:

          (i) if in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Notes. The Company and the Guarantors each hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Company and the Guarantors each hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission;

          (ii) use their commercially reasonable efforts to keep such Exchange Offer Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors for the period specified in Section 3 of this Agreement,) upon the occurrence of any event that would cause any such Exchange Offer Registration Statement or the Prospectus contained therein to contain a material misstatement or the Company shall file promptly an appropriate amendment to such Exchange Offer Registration Statement correcting any such misstatement or omission and use its commercially reasonable efforts to cause such amendment to be declared effective and such Exchange Offer Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

          (iii) prepare and file with the Commission such amendments and post-effective amendments to the Exchange Offer Registration Statement as may be necessary to keep the Exchange Offer Registration Statement effective for the applicable period set forth in Section 3 hereof; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner;

          (iv) use their commercially reasonable efforts to obtain the withdrawal or lifting of any stop order suspending the effectiveness of the Exchange Offer Registration Statement, or of any order issued from any state securities commission or other regulatory authority suspending the qualification or exemption from qualification of the Notes under state securities or Blue Sky laws, at the earliest possible time;

          (v) furnish without charge to each of the Underwriters before filing with the Commission, copies of the Exchange Offer Registration Statement or any Prospectus included therein or any amendments or supplements to any such Exchange Offer Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Exchange Offer Registration Statement), which documents will be subject to the review of such Underwriters for a period of at least three business days, and the Company will not file any such Exchange Offer Registration Statement or Prospectus or any amendment or supplement to any such Exchange Offer Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Underwriter shall reasonably object in writing within five business days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of an Underwriters shall be deemed to be reasonable if such Exchange Offer Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

          (vi) make available at reasonable times for inspection by the Underwriters and any attorney or accountant retained by such Underwriters, all financial and other records, pertinent corporate documents and properties of the Company and the Guarantors and cause the Company's and the Guarantors'

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officers, directors and employees to supply all information reasonably requested by any such Underwriter, attorney or accountant in connection with such Exchange Offer Registration Statement subsequent to the filing thereof and prior to its effectiveness;

          (vii) prior to the exchange of the Notes, cooperate with, and cause the Guarantors to cooperate with, the Holders, and their respective counsel in connection with the registration and qualification of the Notes under the securities or Blue Sky laws of such jurisdictions as the Holders may request; provided, however, that neither the Company nor the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Exchange Offer Registration Statement, in any jurisdiction where it is not then so subject;

          (viii) provide the 2002 Trustee under the 2002 Indenture with printed certificates for the Exchange Notes which are in a form eligible for deposit with the Depositary Trust Company; and

          (ix) otherwise use their commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders upon request, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Exchange Offer Registration Statement.

       The Company, the Guarantors, Trienda Corporation and X Properties, LLC acknowledge and agree that the Exchange Notes to be issued in connection with the Exchange Offer shall be guaranteed by Trienda Corporation and X Properties, LLC unless at such time they are no longer guarantors of the notes issued and to be issued under the 2002 Indenture.

SECTION 6.    REGISTRATION EXPENSES

     (a) All expenses incident to the Company's or the Guarantors' performance of or compliance with this Agreement will be borne by the Company or the Guarantors, regardless of whether the Exchange Offer Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses of the Company; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 6(b) below, the Holders of Notes; (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

       The Company will, in any event, bear its and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

     (b) In connection with the Exchange Offer Registration Statement, the Company and the Guarantors will reimburse the Underwriters and the Holders of Notes being tendered in the Exchange Offer for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Notes for whose benefit such Exchange Offer Registration Statement is being prepared.

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SECTION 7.        INDEMNIFICATION

     (a) The Company agrees and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause
(ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Exchange Offer Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

       In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Guarantors in writing (provided, that the failure to give such notice shall not relieve the Company or the Guarantors of their respective obligations pursuant to this Agreement). Such Indemnified Holder shall have the right to employ its own counsel in any such action and the reasonable fees and expenses of such counsel shall be paid, as incurred, by the Company and the Guarantors (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The Company and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders. The Company shall be liable for any settlement of any such action or proceeding effected with the Company's prior written consent, which consent shall not be withheld unreasonably, and the Company agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. The Company shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

     (b) Each Holder of Notes agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors and their respective directors, officers of the Company who sign the Exchange Offer Registration Statement, and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Exchange Offer Registration Statement. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Notes,

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such Holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Securities giving rise to such indemnification obligation.

     (c) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) or Section 7(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Company shall be deemed to be equal to the total net proceeds from the Initial Placement as set forth in the "Use of Proceeds" section of the offering memorandum prepared in connection with the Initial Placement and the liquidated damages which did not become payable as a result of the filing of the Exchange Offer Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses) and such Exchange Offer Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Company and the Guarantors on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 7(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

       The Company, the Guarantors and each Holder of Notes agree that it would not be just and equitable if contribution pursuant to this Section 7(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Initial Notes exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 7(c) are several in proportion to the respective principal amount of Initial Notes held by each of the Holders hereunder and not joint.

SECTION 8.    MISCELLANEOUS

     (a) Remedies. Except to the extent set forth in Section 4 above, the Company and the Guarantors each hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) No Inconsistent Agreements. The Company will not, and will cause the Guarantors not to, on or after the date of this Agreement enter into any agreement with respect to its securities that is materially

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inconsistent with the rights granted to the Holders in this Agreement. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

     (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Notes. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Notes being tendered or registered; provided that, with respect to any matter that directly or indirectly affects the rights of any Underwriter hereunder, the Company shall obtain the written consent of each such Underwriter with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

     (d) Additional Guarantors. The Company shall cause any of its Domestic Subsidiaries (as defined in the Indenture) that becomes, prior to the consummation of the Exchange Offer, Guarantors in accordance with the terms and provisions of the Indenture to become a party to this Agreement as a Guarantor. It is understood and agreed that if, prior to the Exchange Offer, a Guarantor that has executed this Agreement is no longer a Guarantor under the Indenture and is no longer a guarantor of the notes under the 2002 Indenture, in each case, pursuant to and in accordance with the provisions of the Indenture and the 2002 Indenture, such Guarantor shall no longer be a Guarantor for purposes of this Agreement.

     (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

         (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

         (ii) if to the Company or the Guarantors:

                            Jarden Corporation
                            Suite B-302
                            555 Theodore Fremd Avenue
                            Rye, NY  10580

                            Facsimile: (914) 967-9405
                            Attention: Ian G.H. Ashken

             With a copy to:

                            Kane Kessler, P.C.
                            1350 Avenue of the Americas, 26th Floor
                            New York, NY 10019

                            Facsimile: (212) 245-3009
                           Attention: Robert L. Lawrence

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

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         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

     (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Notes; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Notes from such Holder.

     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

     (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (k) Entire Agreement. This Agreement together with the Underwriting Agreement, the DTC Agreement, the Notes, the Guarantees and the Indenture (each as defined in the Underwriting Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Notes. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     (l) Information by Holders. No Holder of Notes may include its Notes in the Exchange Offer Registration Statement unless and until such Holder furnishes to the Company, within 20 business days after receipt of a request therefor, such information regarding such Holders and Notes held by them as a Company may reasonably request in writing; provided that such information is required to be included in such Exchange Offer Registration Statement or otherwise filed in order to effect any registration, qualification or compliance with state securities laws in accordance with Section 5 hereof. It being understood that Holders who are institutional investors shall not be required to provide such information.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            JARDEN CORPORATION



                                            By: /s/ Desiree DeStefano
                                               ---------------------------------
                                               Name:  Desiree DeStefano
                                               Title: Senior Vice President


                                            ALLTRISTA NEWCO CORPORATION



                                            By: /s/ Desiree DeStefano
                                               ---------------------------------
                                               Name:  Desiree DeStefano
                                               Title: Vice President


                                            QUOIN CORPORATION



                                            By: /s/ Desiree DeStefano
                                               ---------------------------------
                                               Name:  Desiree DeStefano
                                               Title: Vice President


                                            HEARTHMARK, INC.



                                            By: /s/ Desiree DeStefano
                                               ---------------------------------
                                               Name:  Desiree DeStefano
                                               Title: Vice President


                                            ALLTRISTA PLASTICS CORPORATION



                                            By: /s/ Desiree DeStefano
                                               ---------------------------------
                                               Name:  Desiree DeStefano
                                               Title: Vice President

                                            ALLTRISTA ZINC PRODUCTS, L.P.

                                            By:  Alltrista Newco Corporation,
                                                    its General Partner



                                            By: /s/ Desiree DeStefano
                                               ---------------------------------
                                               Name:  Desiree DeStefano
                                               Title: Vice President


                                            TILIA, INC.



                                            By: /s/ Desiree DeStefano
                                               ---------------------------------
                                               Name:  Desiree DeStefano
                                               Title: Vice President


                                            TILIA DIRECT, INC.



                                            By: /s/ Desiree DeStefano
                                               ---------------------------------
                                               Name:  Desiree DeStefano
                                               Title: Vice President


                                            TILIA INTERNATIONAL, INC.



                                            By: /s/ Desiree DeStefano
                                               ---------------------------------
                                               Name: Desiree DeStefano
                                               Title Vice President


                                            TRIENDA CORPORATION



                                            By: /s/ Desiree DeStefano
                                               ---------------------------------
                                               Name:  Desiree DeStefano
                                               Title: Vice President


                                            X PROPERTIES, LLC



                                            By: /s/ Desiree DeStefano
                                               ---------------------------------
                                               Name:  Desiree DeStefano
                                               Title: Vice President

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

CIBC WORLD MARKETS CORP.
BANC OF AMERICA SECURITIES LLC


BY:  CIBC WORLD MARKETS CORP.




By: /s/ Pete Mejlander
    --------------------
    Pete Mejlander

                                   SCHEDULE I

                                   GUARANTORS
Alltrista Newco Corporation
Quoin Corporation
Hearthmark, Inc.*
Alltrista Plastics Corporation**
Alltrista Zinc Products, L.P.***
Tilia, Inc.
Tilia Direct, Inc.
Tilia International, Inc.




*    (DBA) Alltrista Consumer Products Company
** (DBA) Alltrista Unimark Plastics Company and Alltrista Industrial Plastics Company
***  (DBA) Alltrista Zinc Products Company


                                       2